UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On January 31, 2017, The Scotts Miracle-Gro Company (the “Company”) issued a news release reporting information regarding its results of operations for the three months ended December 31, 2016 and its financial condition as of December 31, 2016. The news release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The news release includes the following financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”):
Adjusted gross profit, adjusted income (loss) from operations, adjusted equity in (income) loss of unconsolidated affiliates, adjusted income (loss) from continuing operations, adjusted net income (loss) attributable to controlling interest from continuing operations and adjusted diluted income (loss) per common share from continuing operations (“Adjusted Earnings”) — These measures exclude charges or credits relating to impairments, restructurings, discontinued operations, other unusual items and costs related to refinancing. Adjusted Earnings also exclude charges or credits incurred by the TruGreen Joint Venture that are apart from and not indicative of the results of its operations, including transaction related costs, restructurings and other discrete projects or transactions including a non-cash fair value write-down adjustment on deferred revenue and advertising as part of the transaction accounting. The comparable GAAP measures are reported gross profit, reported income (loss) from operations, reported equity in (income) loss of unconsolidated affiliates, reported income (loss) from continuing operations, reported net income (loss) attributable to controlling interest from continuing operations and reported diluted income (loss) per common share from continuing operations. In accordance with Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with GAAP. These reconciliations of non-GAAP financial measures are provided solely for the purpose of complying with Regulation G and not as an indication that these non-GAAP financial measures are substitutes for any of the Company’s GAAP financial measures.
Pro Forma Adjusted Income (Loss) and Pro Forma Adjusted Income (Loss) per common share — In addition to the items excluded from Adjusted Earnings, these non-GAAP measures also include income (loss) from discontinued operations related to the SLS Business; however, exclude the gain on the contribution of the SLS Business to the TruGreen Joint Venture. The comparable GAAP measures are reported income (loss) from continuing operations and reported diluted income (loss) per common share from continuing operations. The Company has provided a reconciliation of Pro Forma Adjusted Income (Loss) and Pro Forma Adjusted Income (Loss) per common share to their most directly comparable financial measures calculated and presented in accordance with GAAP. These reconciliations of non-GAAP financial measures are provided solely for the purpose of complying with Regulation G and not as an indication that these non-GAAP financial measures are substitutes for any of the Company’s GAAP financial measures.
Adjusted EBITDA — This measure is calculated as income (loss) before interest, taxes, depreciation and amortization as well as certain other items such as the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring or non-cash items affecting net income (loss). This measure provides additional information for determining the Company’s ability to meet debt service requirements. The presentation of adjusted EBITDA is intended to be consistent with the calculation of that measure as required by the Company’s borrowing arrangements, and used to calculate a leverage ratio (maximum of 4.50 at December 31, 2016) and an interest coverage ratio (minimum of 3.00 for the twelve months ended December 31, 2016). The Company’s calculation of adjusted EBITDA does not represent and should not be considered as an alternative to net income (loss) or cash flow from operations prepared in accordance with GAAP. The Company makes no representation or assertion that adjusted EBITDA is indicative of its cash flows from operations or results of operations. The Company has provided a reconciliation of income (loss) from continuing operations to adjusted EBITDA solely for the purpose of complying with Regulation G and not as an indication that adjusted EBITDA is a substitute measure for income (loss) from continuing operations.
The Company reports its financial results in accordance GAAP. In addition to GAAP measures, the Company uses certain non-GAAP measures to manage the business and evaluate performance because it believes that these measures provide additional meaningful comparison between current results and results in prior operating periods and, in some circumstances, may be more closely correlated to the performance of the Company's underlying, ongoing business. The Company believes that disclosure of these non-GAAP financial measures therefore provides useful supplemental information to investors or other users of the financial statements, such as lenders. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(c) Shell company transactions:
Not applicable.
(d) Exhibits:

Exhibit No.	Description
99.1	News release issued by The Scotts Miracle-Gro Company on January 31, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: January 31, 2017	By:	/s/ THOMAS RANDAL COLEMAN
Printed Name: Thomas Randal Coleman
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated January 31, 2017
The Scotts Miracle-Gro Company

Exhibit No.	Exhibit Description

99.1	News release issued by The Scotts Miracle-Gro Company on January 31, 2017